Contact: Chris Donaghey
443-733-1600

KEYW Reports Q4 and 2014 Financial Results

HANOVER, Md., February 18, 2015 (GLOBE NEWSWIRE) - The KEYW Holding Corporation (NASDAQ: KEYW) announces full year revenue for 2014 of $290.5 million versus full year revenue for 2013 of $298.7 million, a decrease of 3%. Net loss for 2014 was $12.9 million versus net loss of $10.6 million in 2013. Net loss for 2013 included a one-time $4.8 million after-tax litigation settlement charge. Fully diluted GAAP loss per share in 2014 was $0.34 as compared to fully diluted GAAP loss per share of $0.29 in 2013. Excluding the litigation settlement charge, loss per share would have been $0.16 for 2013. Amortization associated with acquisition related intangibles reduced 2014 earnings per share by $0.21. Adjusted EBITDA (as described below) for 2014 was $14.1 million, or 5% of 2014 revenue.

For the fourth quarter of 2014, revenue was $73.5 million and fully diluted loss per share was $0.13. Adjusted EBITDA was $1.5 million in the fourth quarter of 2014, or 2% of revenue, versus $7.0 million in the fourth quarter of 2013, or 10% of revenue. During the fourth quarter, KEYW received $44 million in funding actions and ended the year with 1,086 employees.

“After a slow start to 2014, I was pleased to see KEYW’s Government business return to growth in the second half of 2014, and with the largest backlog of submitted and pending prime proposals in our history, I look forward to continuing to grow in 2015,” commented Len Moodispaw, Chairman and CEO of KEYW. “Our commercial cyber business also continued to show sequential improvement in the fourth quarter and we are starting to see signs that the sales cycle is improving. Fourth quarter pilot activity was solid, as we signed more pilot agreements in the fourth quarter than all other quarters combined and that momentum has carried over into 2015.”

In KEYW’s Government Solutions segment, revenue in Q4 2014 was $70.0 million, an increase of 7% versus Q4 2013, with the drivers of the increase associated with organic growth, the reduced impact of sequestration in Q4 2014, and the absence of the October 2013 federal government shutdown. Gross margin in Q4 2014 was 29%, a decrease from 35% in Q4 2013 due to a mix shift toward lower-margin subcontractor labor in our services business and higher costs associated with deployments in our air services business. Adjusted EBITDA margin in the Government Solutions segment was 13% in Q4 2014, down from 17% in Q4 2013.

Revenue in KEYW’s Commercial Cyber Solutions segment was $3.6 million in Q4 2014, up 7% versus Q4 2013 revenue of $3.3 million and up 18% versus Q3 2014. Bookings in Q4 2014 were $4.2 million. Operating expense in Q4 2014 was $11.2 million, up from $6.9 million in Q4 2013, as a result of continued investment in infrastructure, which included further additions to the product development, marketing, and sales organizations. Excluding non-operational one-time events, operating expense was essentially flat with Q3 2014.

Adjusted EBITDA, as defined by KEYW, is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America, or US GAAP. The adjusted EBITDA reconciliation tables below provide a reconciliation of this non-US GAAP financial measure to net income (loss), the most directly comparable financial measure calculated and presented in accordance with US GAAP. Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other measure of financial performance calculated and presented in accordance with US GAAP. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate. In addition, our board of directors and management use adjusted EBITDA:

•	as a measure of operating performance;

•	to determine a significant portion of management’s incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and
to evaluate the effectiveness of our business strategies.

	Three months ended December 31, 2014	Three months ended December 31, 2013	Year ended December 31, 2014	Year ended December 31, 2013
	(Unaudited and in thousands)
Net Loss	$(5,036)	$(510)	$(12,864)	$(10,634)
Depreciation	1,913	1,699	7,195	6,009
Intangible Amortization	3,074	5,663	12,162	24,658
Acquisition Costs and Other Nonrecurring Costs(1)	281	(164)	363	6,913
Stock Compensation Amortization	1,368	1,418	6,421	5,731
Interest Expense	2,508	832	8,934	3,508
Tax Benefit	(2,583)	(1,925)	(8,128)	(9,005)
Adjusted EBITDA	$1,525	$7,013	$14,083	$27,180

(1)	2013 Other Non-recurring Costs include the 2013 legal settlement.

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Government Solutions Statements of Operations

	Three months ended December 31, 2014	Three months ended December 31, 2013	Year ended December 31, 2014	Year ended December 31, 2013
	(Unaudited and in thousands)

Revenues	$69,953	$65,482	$279,250	$288,909
Costs of Revenues, excluding amortization	49,389	42,866	192,908	197,380
Gross Profit	20,564	22,616	86,342	91,529

Operating expenses	14,151	14,360	55,844	65,308
Intangible amortization expense	1,794	4,632	7,737	20,533
Net Operating Income	4,619	3,624	22,761	5,688

Reconciliation of Net Operating Income to Adjusted EBITDA:

Depreciation	1,322	1,586	5,328	5,730
Intangible Amortization	1,794	4,632	7,737	20,533
Acquisition Costs and Other Nonrecurring Costs	21	86	103	163
Stock Compensation Amortization	1,368	1,418	6,421	5,731
Other Non-operating (Loss) Income	—	(316)	130	466
Segment Adjusted EBITDA	$9,124	$11,030	$42,480	$38,311

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Commercial Cyber Solutions Statements of Operations

	Three months ended December 31, 2014	Three months ended December 31, 2013	Year ended December 31, 2014	Year ended December 31, 2013
	(Unaudited and in thousands)

Revenues	$3,572	$3,346	$11,280	$9,823
Costs of Revenues, excluding amortization	842	540	2,493	1,840
Gross Profit	2,730	2,806	8,787	7,983

Operating expenses	11,180	6,936	39,311	19,393
Intangible amortization expense	1,280	1,031	4,425	4,125
Net Operating Loss	(9,730)	(5,161)	(34,949)	(15,535)

Reconciliation of Net Operating Loss to Adjusted EBITDA:

Depreciation	591	113	1,867	279
Intangible Amortization	1,280	1,031	4,425	4,125
Acquisition Costs and Other Nonrecurring Costs	260	—	260	—
Segment Adjusted EBITDA	$(7,599)	$(4,017)	$(28,397)	$(11,131)

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended December 31, 2014	Three months ended December 31, 2013	Year ended December 31, 2014	Year ended December 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Government Solutions	$69,953	$65,482	$279,250	$288,909
Commercial Cyber Solutions	3,572	3,346	11,280	9,823
Total	73,525	68,828	290,530	298,732
Costs of Revenues, excluding amortization
Government Solutions	49,389	42,866	192,908	197,380
Commercial Cyber Solutions	842	540	2,493	1,840
Total	50,231	43,406	195,401	199,220
Gross Profit
Government Solutions	20,564	22,616	86,342	91,529
Commercial Cyber Solutions	2,730	2,806	8,787	7,983
Total	23,294	25,422	95,129	99,512
Operating Expenses
Operating expenses	25,331	21,296	95,155	84,701
Intangible amortization expense	3,074	5,663	12,162	24,658
Total	28,405	26,959	107,317	109,359
Operating Loss	(5,111)	(1,537)	(12,188)	(9,847)
Non-Operating Expense, net	2,508	898	8,804	9,792
Loss before Income Taxes	(7,619)	(2,435)	(20,992)	(19,639)
Income Tax Benefit, net	(2,583)	(1,925)	(8,128)	(9,005)
Net Loss	$(5,036)	$(510)	$(12,864)	$(10,634)
Weighted Average Common Shares Outstanding
Basic	37,593,663	36,824,514	37,442,680	36,618,919
Diluted	37,593,663	36,824,514	37,442,680	36,618,919
Loss per Share
Basic	$(0.13)	$(0.01)	$(0.34)	$(0.29)
Diluted	$(0.13)	$(0.01)	$(0.34)	$(0.29)

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(In thousands, except share and par value per share amounts)

	December 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,601	$2,480
Receivables	56,961	52,698
Inventories, net	14,861	11,305
Prepaid expenses	3,139	2,009
Income tax receivable	3,951	4,133
Deferred tax asset, current	2,878	1,133
Total current assets	121,391	73,758

Property and equipment, net	29,341	26,826
Goodwill	295,984	295,984
Other intangibles, net	21,109	29,343
Other assets	5,208	3,038
TOTAL ASSETS	$473,033	$428,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolver	$—	$22,000
Accounts payable	10,266	8,004
Accrued expenses	7,009	5,628
Accrued salaries and wages	11,648	11,948
Term note – current portion	—	7,000
Deferred revenue	4,488	2,745
Total current liabilities	33,411	57,325
Long-term liabilities:
Convertible senior notes, net of discount	124,338	—
Term note – non-current portion	—	56,000
Non-current deferred tax liability	4,294	8,095
Other non-current liabilities	6,619	7,292
TOTAL LIABILITIES	168,662	128,712
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	—	—
Common stock, $0.001 par value; 100 million shares authorized, 37,601,474 and 36,925,730 shares issued and outstanding	38	37
Additional paid-in capital	319,554	302,557
(Accumulated deficit) Retained earnings	(15,221)	(2,357)
Total stockholders’ equity	304,371	300,237
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$473,033	$428,949

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31, 2014	Year ended December 31, 2013
	(Unaudited)
Net loss	$(12,864)	$(10,634)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock compensation	6,421	5,731
Depreciation/Amortization	19,357	30,667
Amortization of discount of convertible debt	2,209	—
Write-off of deferred financing costs	1,976	—
Loss on disposal of equipment	—	20
Non-cash impact of TI earn-out reduction	—	(146)
Windfall tax benefit from option exercise	(1,189)	(219)
Deferred taxes	(5,545)	(7,191)
Changes in balance sheet items:
Receivables	(4,263)	7,587
Inventory	(3,492)	(1,989)
Prepaid expenses	(583)	(114)
Income tax receivable	1,556	(4,037)
Accounts payable	2,262	184
Accrued expenses	1,905	(4,262)
Other balance sheet changes	714	(477)
Net cash provided by operating activities	8,464	15,120
Cash flows from investing activities:
Acquisitions, net of cash acquired	(2,940)	(6,751)
Purchase of property and equipment	(8,197)	(6,236)
Capitalized software development costs	(1,489)	(2,716)
Proceeds from sale of equipment	—	28
Net cash used in investing activities	(12,626)	(15,675)
Cash flows from financing activities:
Proceeds from issuance of convertible debt	149,500	—
Purchase of convertible debt hedges	(18,403)	—
Issuance cost of convertible senior notes and revolving credit facility	(6,446)	—
Proceeds from revolver	46,000	60,000
Repayment of debt	(131,000)	(64,688)
Windfall tax benefit from option exercise	1,189	219
Proceeds from option and warrant exercises, net	443	1,865
Net cash provided by (used in) financing activities	41,283	(2,604)
Net increase in cash and cash equivalents	37,121	(3,159)
Cash and cash equivalents at beginning of period	2,480	5,639
Cash and cash equivalents at end of period	$39,601	$2,480

A conference call has been scheduled to discuss these results on February 18, 2015 at 5:00 p.m. (EST). At that time, Management will review the Company's fourth quarter 2014 financial results, followed by a question-and-answer session to further discuss the results.

Interested parties will be able to connect to our Webcast via the Investor page on our website, http://investors.keywcorp.com on February 18, 2015. We encourage people to register for an email reminder about the Webcast on the Event Calendar tab, also found on the Investors page of our website. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. The conference ID for the event is 18534497.

An archive of the Webcast will be available on our webpage following the call. In addition, a podcast of our conference call will be available for download from our Investors page of our website at approximately the same time as the webcast replay.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for US Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 10, 2014 with the SEC as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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